Exhibit 10.2

Empire Energy Corporation International

Renner Business Center

16801 West 116th Street, Suite 100

Lenexa, KS  66219-9603

Phone: 913.469.5615  Fax: 913.469.1662

August 31, 2005

Board of Directors

Zeehan Zinc, Ltd

3/65 Murray Street

Hobart, Tasmania

Australia  7000

RE:

Proposed Exchange of shares of Empire Energy Corporation International, a Nevada Corporation (“EEGC”) for all of the remaining outstanding shares of Zeehan Zinc, Ltd., a Tasmanian– Australian Corporation (“ZEEHAN”)

Gentlemen:

This letter will confirm the recent discussions we have had with you relative to the proposed exchange of shares of the common stock of Empire Energy Corporation International, a Nevada Corporation, (“EEGC”) for all of the remaining issued and outstanding common stock of Zeehan Zinc, Ltd., a Tasmanian Australian Corporation, (“ZEEHAN”). The objective of our discussions has been the execution and consummation, as soon as feasible, of a formal agreement between EEGC and ZEEHAN (the “Exchange Agreement”) which, among other things, would provide for the various matters set forth below.

1.

EEGC will offer to acquire all of the issued and outstanding common stock of ZEEHAN that it does not presently own from the shareholders of ZEEHAN (which will include all existing shareholders) in exchange for a total of 62,500,000 shares of the $.001 par value common stock of EEGC (“Common Stock”) which will be delivered upon the closing of this transaction (the “Closing Date”). EEGC presently owns 37.5 percent of the issued and outstanding common stock of Zeehan.  Zeehan will need to provide Empire with the names and addresses of all shareholders to facilitate this tender offer as soon as possible. This transaction is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code such that the shares of EEGC received by the shareholders of ZEEHAN will be received on a tax-free basis.  If the offer is accepted by an adequate number of Zeehan shareholders, but 100% of the Zeehan shares are not tendered, EEGC intends to pursue compulsory acquisition of the remaining Zeehan shares.

2.

Prior to or simultaneously with the closing, ZEEHAN will have completed an appraisal of it’s assets including unmined minerals and all fixed assets that reflects a value satisfactory to EEGC.

3.

At the closing, the authorized common shares of EEGC shall be 300,000,000 shares.

4.

Other terms of the Exchange Agreement will include:

(a)

EEGC shall be in good standing in its state of domicile and shall not be in violation of any Federal or State securities or other laws governing it.

(b)

EEGC will be current in all of its filing requirements as to all tax, securities or other reports required under laws to which it is subject, and shall deliver copies of these reports to ZEEHAN along with copies of its past and current audited financial statements.

(c)

EEGC shall, at closing, be able to make customary representations, including but not limited to, representations and warranties as to it’s liabilities and that it is not a party to litigation.

(d)

ZEEHAN shall be in good standing in the Australian state of Tasmania and shall be duly qualified to do business as a foreign corporation in those jurisdictions, which require such qualification. ZEEHAN shall be free from any material pending or threatened litigation, claims, or contingent liabilities.

(e)

ZEEHAN shall be current and in good standing with respect to all material contracts to which it is a party.

(f)

The proposed transaction shall not violate any contract, agreement or arrangement to which ZEEHAN is a party.

(g)

ZEEHAN will immediately engage legal counsel to assist in expediting the closing of this transaction.

5.

ZEEHAN agrees to cooperate in providing and explaining information with respect to the transaction contemplated herein. The information to be provided shall be sufficient to allow EEGC to apprise its shareholders of the business of ZEEHAN in compliance with the requirements of the Federal Securities laws, as applicable.

6.

Prior to closing, ZEEHAN shall provide current year-end audited financial statements for its last three fiscal years or since inception (or two years or since inception if the company is deemed a Small Business Issuer), and a quarterly statement as of June 30, 2005, which have been prepared in accordance with generally accepted accounting principles (“GAAP”) and in compliance with Regulation S-X as promulgated by the Securities and Exchange Commission.

7.

As a condition to the Closing, EEGC and ZEEHAN will obtain all approvals necessary for the transaction.

8.

As soon as practical after the date of execution hereof, EEGC with ZEEHAN’s prior approval, shall notify its shareholders of the proposed transaction. Subsequent thereto, no party hereto shall release any information to the public or the media concerning this transaction without the consent of all other parties. ZEEHAN shall submit to EEGC, in advance of release, any proposed press release for its reasonable prior approval.

9.

Immediately upon closing of the Exchange Agreement, EEGC will take the necessary steps to maintain a bulletin board listing and use its best efforts to move towards an AMEX listing.

10.

The parties hereto hereby agree to conduct their business in accordance with the ordinary, usual and normal course of business heretofore conducted by them. Thus, there may be no material adverse changes in the business of any of the companies from the date hereof through the closing of this transaction.

11.

EEGC hereby represents that it only has two types of authorized capital stock, which are its $.001 par value voting common stock, and its Class B Redeemable Voting Common Stock having a par value of $.0001. There are presently 300,000,000 shares of common stock authorized of which 113,056,560 shares are presently issued and outstanding of which includes the Class B stock.  Stock options are in effect with approximately 11,800,000 options outstanding as detailed in attached Exhibit “C”.  There are no, and at the closing there will be no other outstanding: warrants, options, convertible securities or similar rights relative to capital stock except those referred to herein.

12.

EEGC has engaged with First Global Securities with respect to this transaction. If ZEEHAN has or intends to use any broker or finder, ZEEHAN agrees to notify EEGC in writing and ZEEHAN agrees to be responsible for any fees or other expenses of such broker or finder.

13.

All parties hereto agree to take whatever reasonable steps are required to facilitate the consummation of the transaction contemplated herein, including providing of information regarding the corporate parties hereto.

14.

Upon the signing of this Letter of Intent, EEGC and ZEEHAN will provide to each other full access to their books and records and will furnish financial and operating data and such other information with respect to their business and assets as may reasonably be requested from time to time.  If the proposed transaction is not consummated, all parties shall keep confidential and not make use of any information (unless ascertainable from public findings or published information) obtained concerning the other’s operations, assets and business.

15.

Upon execution of the Letter of Intent, ZEEHAN shall not enter into negotiations with any other person or entity for the disposition of its outstanding stock or assets or business (or any part thereof) except as agreed to herein. ZEEHAN will not directly, or indirectly, through any officer, director, agent or otherwise, (i) solicit or initiate, directly or indirectly, or encourage submission of inquiries, proposals, or offers from any potential buyer relating to the disposition of its assets, securities or business (or any part thereof), other than sales in the ordinary course of business, or (ii) subject to fiduciary obligations under applicable law as advised in writing by counsel, participate in any discussions or negotiations regarding or furnish to any other person any information with respect to the disposition of such assets, business or any securities (or any part thereof), except as agreed to herein.

16.

Upon the execution by you and return to us of this Letter of Intent, counsel for EEGC (Phillips Fox), and ZEEHAN (Cornwell Stoddard), will prepare an Exchange Agreement, which shall contain provisions in accord with this letter together with such further appropriate terms and conditions as legal counsel and the parties may mutually determine. The Exchange Agreement shall be subject to the approval of the respective shareholders and boards of directors of EEGC and ZEEHAN.

If the foregoing accurately reflects our discussions, please execute and return the undersigned one copy of this letter.

ACCEPTED AND AGREED TO AUGUST 31, 2005.

EMPIRE ENERGY CORPORATION

ZEEHAN ZINC, Ltd.

INTERNATIONAL

A Nevada Corporation

A Tasmanian Australia Corporation

By: /s/ Malcolm Bendall

By:   /s/ Steven Powell

      Malcolm R. Bendall, CEO

Steven Powell, Director

By:   /s/ David Tanner

David Tanner, Director

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